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EXHIBIT 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800	Salans FMC SNR Denton dentons.com

November 13, 2013
One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, New York 11021
Ladies and Gentlemen:

        We have acted as counsel to One Liberty Properties, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-3 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") (such registration statement, as it may be amended, the "Registration Statement") for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of securities (collectively, the "Securities") with an aggregate public offering price of $250,000,000, consisting of: (i) shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"), (ii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"), (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"), and (iv) subscription rights to purchase Common Stock or Preferred Stock (the "Rights").

        This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following documents (hereinafter collectively referred to as the "Documents"):

  1.
  the Registration Statement;

  2.
  the Articles of Incorporation of the Company, as amended and restated to date (as so amended and restated, the "Articles of Incorporation");

  3.
  the By-Laws of the Company, as amended to date (as so amended, the "Bylaws");

  4.
  corporate proceedings of the Company relating to its proposed issuance of the Securities; and

  5.
  such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

        In addition, we have examined originals or copies authenticated to our satisfaction of such corporate records, certificates of officers of the Company and public officials, and other documents as we have deemed relevant or necessary in connection with our opinions set forth herein. We have relied, without independent verification, on certificates of public officials and, as to questions of fact material to such opinions, upon the representations of the Company set forth in the Documents, certificates of officers and other representatives of the Company and factual information we have obtained from such other sources as we have deemed reasonable.

        We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, suit or judgment searches or searches of court dockets in any jurisdiction. For purposes of the opinion in paragraph 1, we have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate. We have assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us; (ii) that the execution, delivery and/or acceptance of the Documents have been duly authorized by all action, corporate or otherwise, necessary by the parties to the Documents other than the Company (those parties other than the Company hereinafter collectively referred to as the "Other Parties"); (iii) the legal capacity of all natural persons executing the Documents; (iv) that each of the Other Parties has satisfied those legal requirements that are applicable to it to the extent necessary to make the Documents enforceable against it; (v) that each of the Documents constitutes a valid and binding obligation of the Other Parties and is enforceable against the Other Parties in accordance with its terms; (vi) that each of the Other Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents; (vii) the payment by the Company's stockholders of the full and sufficient consideration due from them to the Company for such shares upon issuance of such shares; (viii) that the Documents accurately describe and contain the mutual understandings of the parties, and that there are no oral or written statements or agreements or usages of trade or courses of prior dealings among the parties that would modify, amend or vary any of the terms of the Documents; (ix) that the Other Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents; (x) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue; (xi) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (xii) that each of the Other Parties and any agent acting for it in connection with the Documents have acted without notice of any defense against the enforcement of any rights created by, or adverse claim to any property transferred pursuant to, the Documents.

        As used in this opinion with respect to any matter, the qualifying phrase "to our knowledge" or "our actual knowledge" or such similar phrase limits the statements it qualifies to the conscious awareness of facts or other information by: (i) the lawyer signing this opinion; and (ii) any lawyer who has had active involvement in negotiating or preparing the Documents or preparing this opinion. In this regard, it is noted that we have not made any special review or investigation in connection with rendering any opinion so qualified

        In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of Maryland and the federal securities law of the United States and the rules and regulations promulgated thereunder. With regard to those opinions expressed herein that implicate Maryland law, such opinions have been reviewed by a member of this firm who is admitted to practice law in that state. The firm neither maintains an office in the State of Maryland nor does it engage, generally, in the practice of law therein. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction, other than the federal securities laws of the United States.

        Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that:

  1.
  When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Stock has been duly authorized by the Company and, upon issuance and delivery of the Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants to purchase Common

    Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by its terms, is convertible into or exchangeable for Common Stock, or upon the exercise of any Rights to purchase Common Stock in accordance with the terms thereof and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, as applicable, the shares of Common Stock will be validly issued, fully paid and non-assessable

  2.
  When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of Preferred Stock has been duly authorized and established by the Company in accordance with the terms of the Articles of Incorporation, the By-Laws and applicable law, (iii) appropriate Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland and (iv) the issuance of such series of Preferred Stock has been appropriately authorized by the Company and, upon issuance and delivery of such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Preferred Stock in accordance with the terms thereof, or upon the exercise of any Rights for Preferred Stock in accordance with the terms thereof and receipt by the Company of any additional consideration payable upon conversion, exchange or exercise, as applicable, such series of Preferred Stock will be validly issued, fully paid and non-assessable.

  3.
  When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrants and, if applicable, a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such warrant agreement has been delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of any related warrant agreement have been duly authenticated by the applicable warrant agent and the Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and any applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

  4.
  When (i) the Registration Statement has become effective under the Securities Act and (ii) the Rights and, if applicable, a standby underwriting agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such standby underwriting agreement has been delivered by the Company and the underwriter(s) named therein, and assuming (a) that the terms of the Rights are as described in the Registration Statement and/or the applicable prospectus supplement, (b) that the terms of the Rights do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (c) that the Rights are then issued as contemplated in the Registration Statement and/or the applicable prospectus supplement, the Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

        Our opinions as herein expressed are subject to the following qualifications and limitations:

  1.
  Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

  2.
  Our opinions are subject to limitations imposed by general principles of equity or public policy upon the enforceability of any of the remedies, covenants or other provisions of the Documents, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

  3.
  The opinion regarding enforceability set forth above is subject to the qualification that certain provisions of the contract covered by this opinion letter may be unenforceable, but such unenforceability will not, subject to the other exceptions, qualifications and limitations in this opinion letter, render the contract invalid as a whole or substantially interfere with realization of the principal benefits provided by the contract.

        4.     Our opinions are subject to the effect of the rules of law that:

    a.
    limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, (i) the obligations of good faith, fair dealing, diligence and reasonableness, (ii) broadly or vaguely stated rights, (iii) statutory, regulatory or constitutional rights, except to the extent that the statute, regulation or constitution explicitly allows waivers; (iv) unknown future defenses; and (v) rights to damages.

    b.
    provide that choice of law, forum selection, consent to jurisdiction, and jury waiver clauses in contracts are not necessarily binding;

    c.
    limit the availability of a remedy under certain circumstances where another remedy has been elected;

    d.
    provide a time limitation after which a remedy may not be enforced;

    e.
    limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, or violations of federal or state securities laws or regulations or public policy;

    f.
    may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

    g.
    govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

    h.
    may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

    i.
    limit enforcement of time is of-the-essence clauses.

        This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter. This opinion is rendered on the date hereof, and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

        This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned, however, we hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Dentons US LLP

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  EXHIBIT 5.1